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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
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                                   FORM 8-K

                                  (Mark One)

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  December 14, 2000
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                                TELEMONDE, INC.
            (Exact name of registrant as specified in its charter)

        Delaware                      000-28113             62-1795931
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(State or Other Jurisdiction of      (Commission         (I.R.S. Employer
Incorporation or Organization)       File Number)      Identification Number)

230 Park Avenue, 10/th/ Floor, New York, New York                     10169
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  (Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:               (646) 435-5645
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                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5. OTHER EVENTS.

     Telemonde, Inc. ("Telemonde") has successfully completed its re-negotiations with the Global Crossing group ("Global Crossing") in relation to Telemonde Bandwidth (Bermuda) Limited's $52,000,000 default of its capacity commitment agreement with Atlantic Crossing Limited (a subsidiary of Global Crossing Limited).

     Telemonde has authorized and issued to Global Crossing 5,000,000 shares of its new Series A Convertible Preferred Stock, $.01 par value per share (the "Preferred Shares"), and has entered into a new commitment to purchase $8,000,000 of services from the Global Crossing portfolio over the next five years at the market prices prevailing at the time of purchase. In exchange for the Preferred Shares and the new purchase commitment, Global Crossing has released Telemonde and its subsidiaries from their outstanding commitment to purchase an aggregate of $42,930,000 worth of transatlantic capacity. In addition, Global Crossing has agreed to reschedule Telemonde's $11,900,000 indebtedness to Global Crossing for services supplied to Telemonde and its subsidiaries but not paid for. $9,000,000 of this indebtedness relates to the purchase price for previously used capacity, and the remainder relates to other services. Payments on the rescheduled indebtedness are due as follows: $1.4 million due on December 14, 2000; $0.5 million due on February 28, 2001; $4.0 million due on November 30, 2001; and $6.0 million due on November 30, 2002. The December 14, 2000 payment was duly made. Interest on the outstanding amount will accrue beginning December 14, 2000 at the rate of 7%, compounded annually, and will be due and payable in a single amount on November 30, 2002.

     The 5,000,000 Preferred Shares issued to Global Crossing are substantially equivalent to 23,000,000 shares of Telemonde's Common Stock, $.001 par value per share. The Preferred Shares may be converted into 23,000,000 shares of Common Stock at any time after approval by Telemonde's shareholders of an increase in Telemonde's authorized capital stock sufficient to enable such conversion. The increase must take place on or before May 30, 2001. If Telemonde's shareholders do not approve the increase, Telemonde will be obligated to pay Global Crossing, on May 30, 2001, $4,025,000 (equal to the product of 23,000,000 and $0.175, the closing price on December 14, 2000 of a share of Telemonde's Common Stock, as reported by the Over-The-Counter Bulletin Board) in addition to the amounts described above

     In connection with the above transactions, Telemonde entered into an Amended and Restated Registration Rights Agreement with Global Crossing and MCI WorldCom Global Networks U.S., Inc. and MCI WorldCom Global Networks Limited (collectively, "WorldCom"). Pursuant to this agreement, Telemonde has granted Global Crossing certain registration rights with respect to the shares of Common Stock to be issued to Global Crossing upon conversion of the Preferred Shares. The Registration Rights Agreement also grants WorldCom the same rights with respect to the 15,766,792 shares of Common Stock held by WorldCom, and amends, restates and replaces the Registration Rights Agreement, dated as of September 19, 2000, between Telemonde and WorldCom.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits:

          3.1(c) Certificate of Designation for Series A Convertible Preferred Stock, $.01 par value.

          4.5 Amended and Restated Registration Rights Agreement, dated as of December 14, 2000, among Telemonde, Inc., MCI WorldCom Global Networks U.S. Inc., MCI WorldCom Global Networks Limited, and Global Crossing Limited.

          10.16 Standstill Agreement, dated November 30, 2000, by and among Telemonde, Inc., Telemonde Bandwidth (Bermuda) Ltd., Global Crossing USA Inc, GT U.K. Ltd, GT Landing Corp. and Atlantic Crossing Ltd.*

          10.17 Capacity Commitment Agreement, dated December 14, 2000, by and between Global Crossing Bandwidth Inc. and Telemonde Inc.

          99.4 Draft Press Release of the Company, dated December 29, 2000, announcing the completion of negotiations and execution of definitive agreements with the Global Crossing group.

               * The Registrant agrees by this filing to supplementally furnish a copy of the Exhibits and Schedules to this Standstill Agreement to the Commission upon request.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TELEMONDE, INC.

Dated: December 29, 2000           By: /s/ Adam N. Bishop


                                      -----------------------------------
                                      Adam N. Bishop
                                      President & Chief Executive Officer

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                                 EXHIBIT INDEX
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Exhibit No.                          Description
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3.1(c)       Certificate of Designation for Series A Convertible Preferred
             Stock, $.01 par value.

4.5 Amended and Restated Registration Rights Agreement, dated as of December 14, 2000, among Telemonde, Inc., MCI WorldCom Global Networks U.S. Inc., MCI WorldCom Global Networks Limited, and Global Crossing Limited.

10.16 Standstill Agreement, dated November 30, 2000, by and among Telemonde, Inc., Telemonde Bandwidth (Bermuda) Ltd., Global Crossing USA Inc, GT U.K. Ltd, GT Landing Corp. and Atlantic Crossing Ltd.*

10.17 Capacity Commitment Agreement, dated December 14, by and between Global Crossing Bandwidth Inc. and Telemonde Inc.

99.4 Draft Press Release of the Company, dated December 29, 2000, announcing the completion of negotiations and execution of definitive agreements with the Global Crossing group.

     * The Registrant agrees by this filing to supplementally furnish a copy of the Exhibits and Schedules to this Standstill Agreement to the Commission upon request.

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